Exhibit 2.2
AMENDMENT NO. 1 TO THE
SHARE EXCHANGE AGREEMENT
among
ECI TELECOM LTD.,
ECI TELECOM – NGTS INC.,
and
VERAZ NETWORKS, INC.,
Dated December 31, 2002

AMENDMENT NO. 1 TO THE
SHARE EXCHANGE AGREEMENT
     This Amendment No. 1 to the Share Exchange Agreement (“Amendment”) is entered into this 31st day of December, 2002 and modifies the SHARE EXCHANGE AGREEMENT, dated October 30, 2002 (the “Agreement”), by and among ECI Telecom Ltd., an Israeli corporation (“ECI”), ECI Telecom – NGTS Inc. (“NGTS U.S.” and together with ECI, the “Sellers”), a Delaware corporation and an indirect wholly-owned subsidiary of ECI, and Veraz Networks, Inc. (f/k/a NexVerse Networks, Inc.), a Delaware corporation (“Veraz”) (the Sellers and Veraz are collectively referred to herein as the “Parties”).
     The provisions of this Amendment are intended to modify certain provisions of the Agreement. Where the provisions of the Amendment are specifically stated and differ from those in the Agreement, the provisions of the Amendment shall control. All other terms and conditions of the Agreement remain unchanged.
RECITALS
     WHEREAS, the Parties have entered into the Agreement dated October 30, 2002;
     WHEREAS, pursuant to Section 9.02 of the Agreement, the Parties have the authority to amend the Agreement; and
     WHEREAS, the Parties desire to amend the Agreement as set forth herein.
AGREEMENT
     Now, Therefore, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:
     1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Agreement shall have the respective meanings given to those terms in the Agreement.
     2. Amendments to the Agreement.
          (a) The Israeli Separation Agreement, which is attached as Exhibit 1 to the Agreement, shall be amended and superseded in its entirety as set forth on Exhibit A attached hereto.
          (b) Each exhibit to the Israeli Separation Agreement set forth on Exhibit B attached hereto shall be amended and superseded in its entirety as set forth on Exhibit B.

          (c) The U.S. Separation Agreement, which is attached as Exhibit 2 to the Agreement, shall be amended and superseded in its entirety as set forth on Exhibit C attached hereto.
          (d) Each exhibit to the U.S. Separation Agreement set forth on Exhibit D attached hereto shall be amended as set forth on Exhibit D.
          (e) The NexVerse Disclosure Schedule referenced in the Agreement shall be amended as set forth on Exhibit E attached hereto.
          (f) The Sellers’ Disclosure Schedule referenced in the Agreement shall be amended as set forth on Exhibit F attached hereto.
          (g) Each exhibit to the Transitional Services Agreement – Israel set forth on Exhibit G attached hereto, shall be amended and superseded in its entirety as set forth on Exhibit G.
          (h) The Transitional Services Agreement – United States, which is attached as Exhibit 7B to the Agreement, shall be amended and superseded in its entirety as set forth on Exhibit H attached hereto.
          (i) Each exhibit to the Transitional Services Agreement– United States set forth on Exhibit I attached hereto, shall be amended and superseded in its entirety as set forth on Exhibit I.
          (j) The Sublease Agreements set forth as Exhibit 6A and Exhibit 6B to the Transitional Services Agreement – United States shall be amended and superseded in their entirety as set forth on Exhibit J-1 and Exhibit J-2 attached hereto, respectively.
          (k) The VoIP Agreement which is attached as Exhibit 6 to the Agreement, shall be amended and superseded in its entirety as set forth on Exhibit K attached hereto.
          (l) Each exhibit to the VoIP Agreement set forth on Exhibit L attached hereto shall be amended and superseded in its entirety as set forth on Exhibit L.
          (m) Each exhibit to the DCME Master Agreement set forth on Exhibit M attached hereto, shall be amended and superseded in its entirety as set forth on Exhibit M.
          (n) Exhibit 13 to the Agreement (the Recapitalization Summary) is amended and superseded in its entirety as set forth on Exhibit N attached hereto (the “Final Recapitalization Summary”).
     3. Waiver of Covenants.
          (a) By Sellers. In accordance with Sections 9.02 of the Agreement, the Sellers hereby waive:

          (i) the covenant of Veraz (and any notice provisions with respect thereto) set forth in Section 5.02(c) of the Agreement with respect to the payment of certain debt by Veraz pursuant to the terms of the Final Recapitalization Summary, as defined above.
          (ii) the covenant of Veraz (and any notice provisions with respect thereto) set forth in Section 5.02(g) of the Agreement with respect to entry into an agreement based upon the terms of that certain separation letter delivered to Gursharan Sidhu, dated December 12, 2002.
     4. Waiver of Closing Conditions.
          (a) By Sellers. In accordance with Sections 9.02 and 6.02 of the Agreement, the Sellers hereby:
               (i) waive the obligation of Veraz to obtain, as a condition to the Sellers’ obligation to consummate the Transactions, the assignments of the following agreements set forth on Schedule 6.02(a) to the Agreement: (1) the Reseller Agreement between ipVerse and Roots, dated August 14, 2001, and (2) the New World Ecosystem Program Agreement between Cisco Systems, Inc. and ipVerse, Inc. dated January 18, 2000.
               (ii) waive the obligation of Veraz to, as a condition to the Sellers’ obligation to consummate the Transactions, amend the promissory notes held by Comerica Bank- California, Dominion Venture Finance, L.L.C. and GATX Ventures, Inc. as set forth on the Recapitalization Summary; provided that in lieu thereof Veraz effect the Final Recapitalization Summary.
          (b) By Veraz In accordance with Sections 9.02 and 6.03 of the Agreement, Veraz hereby waives the obligations of the Sellers to obtain, as a condition to Veraz’s obligation to consummate the Transactions, the assignments of the agreements set forth on Schedule 6.03(a) to the Agreement that have not been obtained on or prior to the date hereof.
5.	Effect of the Amendment. On and after the date hereof, each reference to the Agreement in the Agreement or in any other document shall mean the Agreement as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any party, nor constitute a waiver of any provision of the Agreement.

6.	Full Force and Effect. Except as amended above, the Agreement remains in full force and effect.

7.	Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York other than conflict of laws principles thereof directing the application of any law other than that of New York. Courts within the State of New York will have jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

8.	Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

ECI TELECOM LTD.
By:	/s/ Giora Bitan
	Name:	Giora Bitan
Title:

ECI TELECOM – NGTS INC.
By:	/s/ Illegible
Name:
Title:

VERAZ NETWORKS, INC.
By:	/s/ Amit Chawla
	Name:	Amit Chawla
Title:

[Signature page to Amendment]

List of Exhibits
Exhibit A — Israeli Separation Agreement
Exhibit B — Amended Exhibits to Israeli Separation Agreement
Exhibit C — U.S. Separation Agreement
Exhibit D — Amended Exhibits to U.S. Separation Agreement
Exhibit E — NexVerse Disclosure Schedule
Exhibit F — Sellers’ Disclosure Schedule
Exhibit G — Amended Exhibits to Transitional Services Agreement — Israel
Exhibit H — Transitional Services Agreement – United States
Exhibit I — Amended Exhibits to Transitional Services Agreement — United Stated
Exhibit J-1 — Sublease Agreement (Ft. Lauderdale)
Exhibit J-2 — Sublease Agreement (Herndon)
Exhibit K — VoIP Agreement
Exhibit L — Amended Exhibits to VoIP Agreement
Exhibit M — Amended Exhibits to DCME Master Agreement
Exhibit N — Final Recapitalization Summary